Filed Pursuant to Rule 424(b)(3)
Registration No. 333-143793

BigString Corporation

PROSPECTUS SUPPLEMENT

Number 15

to

Prospectus dated November 13, 2007

of

BIGSTRING CORPORATION

18,524,866 Shares of Common Stock
_____________________________________________

This prospectus supplement supplements the prospectus dated November 13, 2007, as previously supplemented, relating to the offer and sale by certain persons who are or may become stockholders of BigString Corporation of up to 18,524,866 shares of BigString Corporation’s common stock.  We are not selling any of the shares in this offering and therefore will not receive any proceeds from the offering.

This prospectus supplement is part of, and should be read in conjunction with, the prospectus dated November 13, 2007, the prospectus supplement number 1 dated November 20, 2007, the prospectus supplement number 2 dated December 5, 2007, the prospectus supplement number 3 dated December 26, 2007, the prospectus supplement number 4 dated January 25, 2008, the prospectus supplement number 5 dated February 12, 2008, the prospectus supplement number 6 dated March 6, 2008, the prospectus supplement number 7 dated April 4, 2008, the prospectus supplement number 8 dated April 23, 2008, the prospectus supplement number 9 dated May 20, 2008, the prospectus supplement number 10 dated June 17, 2008, the prospectus supplement number 11 dated July 17, 2008, the prospectus supplement number 12 dated August 28, 2008, the prospectus supplement number 13 dated September 5, 2008 and the prospectus supplement number 14 dated October 24, 2008.  This prospectus supplement is qualified by reference to the prospectus, except to the extent the information in this prospectus supplement updates and supersedes the information contained in the prospectus, as previously supplemented.  The primary purpose of this prospectus supplement is to update certain financial information of BigString Corporation to September 30, 2008.

This prospectus supplement includes the attached Quarterly Report on Form 10-Q, with exhibits, which was filed with the Securities and Exchange Commission on November 14, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered through the prospectus dated November 13, 2007, or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 17, 2008

Index
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
  For the quarterly period ended September 30, 2008

  or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Transition Period from              to              .

Commission File Number 000-51661

BIGSTRING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-0297832
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Harding Road, Suite E, Red Bank, New Jersey 07701
(Address of principal executive offices) (Zip Code)

(732) 741-2840
(Registrant’s telephone number, including area code)

__________________________________________________________________
(Former name, former address and formal fiscal year, if changed since last report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐ No ☒

Number of shares of Common Stock outstanding at November 14, 2008:

Common Stock, par value $0.0001 per share	52,244,394
(Class)	(Number of Shares)

Index

BIGSTRING CORPORATION

INDEX TO FORM 10-Q

		PAGE
PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements	1

	Consolidated Balance Sheets (unaudited) as of September 30, 2008 and December 31, 2007	2

	Consolidated Statements of Operations (unaudited) for the Three and Nine Months Ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008	3

	Consolidated Statements of Stockholders’ Equity (unaudited) for the Nine Months Ended September 30, 2008 and the period October 8, 2003 (Date of Formation) through September 30, 2008	4

	Consolidated Statements of Cash Flows (unaudited) for the Nine Months Ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008	6

	Notes to Unaudited Consolidated Financial Statements	7

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	24

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	31

Item 4T.	Controls and Procedures	31

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings	32

Item 1A.	Risk Factors	32

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	32

Item 3.	Defaults Upon Senior Securities	32

Item 4.	Submission of Matters to a Vote of Security Holders	32

Item 5.	Other Information	32

Item 6.	Exhibits	32

Signatures		33

Index of Exhibits		E-1

Index

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this Quarterly Report on Form 10-Q and other filings of the Registrant under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as information communicated orally or in writing between the dates of such filings, contains or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are the availability of working capital to fund the company’s operations, the competitive market in which the company operates, the efficient and uninterrupted operation of the company’s computer and communications systems, the company’s ability to generate a profit and execute the company’s business plan, the retention of key personnel, the company’s ability to protect and defend intellectual property, the effects of governmental regulation and other risks identified in the Registrant’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including the company’s registration statement on Form SB-2 (Registration No. 333-143793), filed with the SEC on June 15, 2007, and the subsequent amendments and supplements thereto.

In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.  Although the Registrant believes that the expectations reflected in the forward-looking statements contained herein are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither the Registrant, nor any other person, assumes responsibility for the accuracy and completeness of such statements.  The Registrant is under no duty to update any of the forward-looking statements contained herein after the date of this Quarterly Report on Form 10-Q.

Index

PART I.  FINANCIAL INFORMATION

Item 1.    Financial Statements

Certain information and footnote disclosures required under accounting principles generally accepted in the United States of America have been condensed or omitted from the following consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  It is suggested that the following consolidated financial statements be read in conjunction with the year-end consolidated financial statements and notes thereto included in the Annual Report on Form 10-KSB for the year ended December 31, 2007 of BigString Corporation (“BigString”).

The results of operations for the three and nine months ended September 30, 2008 and 2007, respectively, are not necessarily indicative of the results of the entire fiscal year or for any other period.

Index

BIGSTRING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(A DEVELOPMENT STAGE COMPANY)
(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$203,504	$298,033
Accounts receivable - net of allowance of $80 and $90	15,419	2,609
Prepaid expenses and other current assets	6,368	8,039
Total current assets	225,291	308,681
Property and equipment - net	86,076	162,156
Intangible assets - net	870,487	1,480,946
Other assets	193,756	156,100
TOTAL ASSETS	$1,375,610	$2,107,883

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$282,232	$282,524
Accrued expenses	153,900	52,642
Unearned revenue	7,887	9,288
Accrued interest	43,042	31,134
Short-term debt	248,440	-
Total current liabilities	735,501	375,588
Long term liabilities:
Long-term debt	825,480	207,304
TOTAL LIABILITIES	1,560,982	582,892

Stockholders' equity:
Preferred stock, $.0001 par value - authorized 1,000,000 shares; outstanding 400,000 and 400,000 shares, respectively	40	40
Common stock, $.0001 par value - authorized 249,000,000 shares; outstanding 52,244,394 and 50,728,237 shares, respectively	5,224	5,073
Additional paid in capital	12,949,215	11,924,977
Deficit accumulated during the development stage	(13,139,850)	(10,405,099)
Total stockholders' equity	(185,371)	1,524,991
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,375,610	$2,107,883

See notes to unaudited consolidated financial statements.

Index

BIGSTRING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(A DEVELOPMENT STAGE COMPANY)
(Unaudited)

					Period
					October 8, 2003
	For the Three Months Ended		For the Nine Months Ended		(Date of Formation)
	September 30,		September 30,		Through
	2008	2007	2008	2007	September 30, 2008
Operating revenues	$22,058	$10,863	$44,402	$30,050	$112,361
Operating expenses:(1)
Cost of revenues	23,832	21,874	63,428	90,994	476,282
Research and development	107,333	116,871	362,893	374,258	1,957,621
Sales and marketing	19,112	148,962	161,330	352,701	949,838
General and administrative	408,486	271,250	1,137,938	866,173	3,833,324
Amortization of intangibles	244,053	270,803	724,359	812,409	4,244,187
Impairment of assets	-	-	-	-	415,292
Total operating expenses	802,816	829,760	2,449,948	2,496,535	11,876,544
Loss from operations	(780,758)	(818,897)	(2,405,546)	(2,466,485)	(11,764,183)
Other income (expense):(1)
Interest income	647	3,785	4,019	13,255	72,342
Interest expense	(22,792)	(12,000)	(55,665)	(20,000)	(86,799)
Other, net	(96,455)	(75,623)	(277,559)	(123,833)	(1,140,064)
Total other income (expenses)	(118,600)	(83,838)	(329,205)	(130,578)	(1,154,521)
Loss before income tax benefit	(899,358)	(902,735)	(2,734,751)	(2,597,063)	(12,918,704)
Income tax benefit	-	-	-	-	258,854
Net loss	$(899,358)	$(902,735)	$(2,734,751)	$(2,597,063)	$(12,659,850)
Net loss per common share calculation:
Net loss	$(899,358)	$(902,735)	$(2,734,751)	$(2,597,063)
Imputed dividend on preferred shares	-	-	-	-
Net loss attributable to common shareholders	$(899,358)	$(902,735)	$(2,734,751)	$(2,597,063)
Net loss per common share:
Basic and diluted	$(0.02)	$(0.02)	$(0.05)	$(0.05)
Weighted average common shares outstanding:
Basic and diluted	52,166,133	47,367,125	51,474,518	47,255,066

(1)Stock-based and other non-cash compensation by function above:
Cost of revenues	$-	$-	$-	$903	$5,653
Research and development	23,471	10,905	85,357	32,737	155,740
Sales and marketing	-	17,627	-	134,786	222,725
General and administrative	156,321	126,898	472,026	381,116	1,431,093
Other, net	-	-	-	-	269,094
Total stock-based and other non-cash compensation	$179,792	$155,430	$557,383	$549,542	$2,084,305

See notes to unaudited consolidated financial statements.

Index

BIGSTRING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(A DEVELOPMENT STAGE COMPANY)
(Unaudited)

		Preferred Stock		Common Stock		Additional
		No. of		No. of		Paid-In	Subscription	Retained
	Total	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings

Balance, October 8, 2003	$-	-	$-	-	$-	$-	$-	$-
Issuance of common stock (at $.0001 per share)	-	-	-	21,210,000	2,121	(2,121)	-	-
Contribution of capital	45,000	-	-	-	-	45,000	-	-
Sale of common stock (at $0.25 per share)	-	-	-	40,000	4	9,996	(10,000)	-
Net loss	(29,567)	-	-	-	-	-	-	(29,567)
Balance, December 31, 2003	15,433	-	-	21,250,000	2,125	52,875	(10,000)	(29,567)
Cash received from prior sale of common stock	10,000	-	-	-	-	-	10,000	-
Sale of common stock (at $0.25 per share)	217,500	-	-	870,000	87	217,413	-	-
Issuance of common stock for services (valued at $0.21 per share)	39,251	-	-	185,000	19	39,232	-	-
Issuance of common stock for acquisition (valued at $0.24 per share)	4,800,000	-	-	20,000,000	2,000	4,798,000	-	-
Issuance of warrants for services (valued at $0.07 per share)	3,500	-	-	-	-	3,500	-	-
Net loss	(729,536)	-	-	-	-	-	-	(729,536)
Balance, December 31, 2004	4,356,148	-	-	42,305,000	4,231	5,111,020	-	(759,103)
Sale of common stock (at $0.25 per share)	230,500	-	-	922,000	92	230,408	-	-
Exercise of warrants (at $0.25 per share)	11,250	-	-	45,000	4	11,246	-	-
Issuance of common stock for services (valued at $0.25 per share)	12,500	-	-	50,000	5	12,495	-	-
Sale of common stock (at $0.16 per share)	1,511,700	-	-	9,448,125	945	1,510,755	-	-
Issuance of warrants for services (valued at $0.07 per share)	179,200	-	-	-	-	179,200	-	-
Net loss	(2,102,587)	-	-	-	-	-	-	(2,102,587)
Balance, December 31, 2005	4,198,711	-	-	52,770,125	5,277	7,055,124	-	(2,861,690)
Redemption of shares from stockholders (at $0.05 per share)	(400,000)	-	-	(8,000,000)	(800)	(399,200)	-	-
Issuance of common stock for consulting services (valued at $0.82 per share)	-	-	-	1,250,000	125	(125)	-	-
Stock-based compensation expense	314,250	-	-	-	-	314,250	-	-
Issuance of warrants for consulting services (valued at $0.08, $0.18 and $0.42 per share)	36,595	-	-	-	-	36,595	-	-
Issuance of common stock for website acquisition (valued at $0.80 per share)	600,000	-	-	750,000	75	599,925	-	-
Sale of preferred stock (at $.0001 per share)	1,860,000	400,000	40	-	-	1,859,960	-	-
Dividends from allocation of proceeds for the beneficial conversion feature of preferred stock	-	-	-	-	-	480,000	-	(480,000)
Exercise of warrants (at $0.16, $0.20 and $0.25 per share)	18,000	-	-	165,000	17	34,233	(16,250)	-
Net loss	(3,114,225)	-	-	-	-	-	-	(3,114,225)
Balance, December 31, 2006	3,513,331	400,000	40	46,935,125	4,694	9,980,762	(16,250)	(6,455,915)
Cash received from prior exercise of warrants	16,250	-	-	-	-	-	16,250	-
Issuance of common stock for consulting services (valued at $0.50 and $0.33 per share)	-	-	-	432,000	43	(43)	-	-
Allocation to warrants from sale of convertible promissory notes and warrants	31,320	-	-	-	-	31,320	-	-
Beneficial conversion feature of promissory notes	666,648	-	-	-	-	666,648	-	-
Issuance of common stock for conversion of promissory notes (at $0.18 per share)	155,000	-	-	861,111	86	154,914	-	-
Stock-based compensation expense	672,532	-	-	-	-	672,532	-	-
Issuance of warrants, net (valued at $0.10 per share)	19,094	-	-			19,094	-	-
Issuance of common stock for waiver and release (valued at $0.25 per share)	250,000	-	-	1,000,000	100	249,900	-	-
Exercise of warrants (at $0.10 per share)	150,000	-	-	1,500,001	150	149,850	-	-
Net loss	(3,949,184)	-	-	-	-	-	-	(3,949,184)

(Continued)

Index

BIGSTRING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Continued)
(A DEVELOPMENT STAGE COMPANY)
(Unaudited)

		Preferred Stock		Common Stock		Additional
		No. of		No. of		Paid-In	Subscription	Retained
	Total	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings

Balance, December 31, 2007	1,524,991	400,000	40	50,728,237	5,073	11,924,977	-	(10,405,099)
Exercise of warrants (at $0.10 per share)	21,333	-	-	213,333	21	21,312	-	-
Issuance of common stock for conversion of promissory notes (at $0.18 per share)	20,000	-	-	111,111	11	19,989	-	-
Allocation to warrants from sale of convertible promissory notes and warrants	76,176	-	-	-	-	76,176	-	-
Beneficial conversion feature of promissory notes	188,740	-	-	-	-	188,740	-	-
Stock-based compensation expense	557,383	-	-	-	-	557,383	-	-
Issuance of common stock for accrued interest (at $0.15 per share)	43,757	-	-	291,713	29	43,728	-	-
Issuance of common stock for website acquisition (valued at $0.13 per share)	117,000	-	-	900,000	90	116,910	-	-
Net loss	(2,734,751)	-	-	-	-	-	-	(2,734,751)
Balance, September 30, 2008	$(185,371)	400,000	$40	52,244,394	$5,224	$12,949,215	$-	$(13,139,850)

See notes to unaudited consolidated financial statements.

Index
Index

BIGSTRING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(A DEVELOPMENT STAGE COMPANY)
(Unaudited)
			Period
			October 8, 2003
	For the Nine Months Ended		(Date of Formation)
	September 30,		Through
	2008	2007	September 30, 2008
Cash flows from operating activities:
Net loss	$(2,734,751)	$(2,597,063)	$(12,659,850)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	28,703	38,889	128,422
Gain on sale of property and equipment	(3,513)	-	(3,099)
Amortization of intangibles	724,359	812,409	4,244,188
Amortization of other assets	76,027	26,893	168,866
Impairment of assets	-	-	415,292
Accretion for beneficial conversion feature and discount on notes	201,532	96,940	461,804
Stock-based compensation	557,383	549,542	1,815,211
Other non-cash compensation	-	-	269,094
Changes in operating assets and liabilities:
(Increase) in accounts receivable, net	(12,810)	(218)	(15,419)
(Increase) in prepaid expenses and other assets	(108,911)	(218,502)	(365,889)
(Decrease) increase in accounts payable	(292)	181,802	282,232
Increase (decrease) in accrued expenses and other liabilities	156,923	(63,418)	237,633
(Decrease) increase in unearned revenue	(1,401)	7,226	7,887
Net cash used in operating activities	(1,116,751)	(1,165,500)	(5,013,628)
Cash flows from investing activities:
Purchase of property and equipment	-	-	(262,290)
Sale of property and equipment	50,889	-	50,889
Acquisitions	-	-	(13,000)
Net cash provided by (used in) investing activities	50,889	-	(224,401)
Cash flows from financing activities:
Proceeds from issuance of notes and warrants	950,000	800,000	1,750,000
Proceeds from issuance of preferred stock, net	-	-	1,860,000
Proceeds from exercise of common stock warrants and issuance of common stock	21,333	16,250	2,231,533
Payments for redemption of common stock	-	-	(400,000)
Net cash provided by financing activities	971,333	816,250	5,441,533
Net (decrease) increase in cash	(94,529)	(349,250)	203,504
Cash and cash equivalents - beginning of period	298,033	517,074	-
Cash and cash equivalents - end of period	$203,504	$167,824	$203,504

Supplementary information:
Cash paid during the periods for:
Acquisitions	$-	$-	$13,000
Details of acquisitions:
Fair value of assets acquired	$-	$-	$2,790
Fair value of liabilities assumed	-	-	(5,857)
Intangibles	117,000	-	5,533,067
Common stock issued to effect acquisition	$117,000	$-	$5,517,000
Non-cash transactions during the periods for:
Conversion of promissory notes	$20,000	$-	$175,000
Common stock issued for services	$256,251	$455,249	$1,076,445
Common stock options issued for services	267,310	60,471	440,547
Common stock warrants issued for services	33,822	33,822	298,219
Total stock-based compensation:	557,383	549,542	1,815,211
Issue of warrants, net	-	-	19,094
Issuance of common stock for waiver and release	-	-	250,000
Total other non-cash compensation	-	-	269,094
Total stock-based and other non-cash compensation	$557,383	$549,542	$2,084,305

See notes to unaudited consolidated financial statements.

Index
BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 AND THE PERIOD
OCTOBER 8, 2003 (DATE OF FORMATION) THROUGH SEPTEMBER 30, 2008

NOTE 1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated balance sheet as of September 30, 2008, and the consolidated statements of operations, stockholders’ equity and cash flows for the periods presented herein have been prepared by BigString and are unaudited.  In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders' equity and cash flows for all periods presented have been made.  The information for the consolidated balance sheet as of December 31, 2007 was derived from audited financial statements.  The results of operations for the three and nine months ended September 30, 2008 are not necessarily indicative of the results to be expected for the year ending December 31, 2008.

These Notes to Unaudited Consolidated Financial Statements should be read in conjunction with the consolidated financial statements and related notes included in BigString’s 2007 Annual Report on Form 10-KSB filed with the SEC on March 31, 2008.

ORGANIZATION

BigString was incorporated in the State of Delaware on October 8, 2003 under the name “Recall Mail Corporation.”  The company’s name was formally changed to “BigString Corporation” in July 2005.  BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user.  In March 2004, the BigString email service was introduced to the market.

BigString Interactive, Inc. (“BigString Interactive”), incorporated in the State of New Jersey, was formed by BigString in early 2006 to develop technology relating to interactive web portals.  BigString Interactive is currently BigString’s only operating subsidiary.

Email Emissary, Inc. (“Email Emissary”), incorporated in the State of Oklahoma, was acquired by BigString in July 2004; in September 2006, all of Email Emissary’s assets, including its pending patent application, were transferred to BigString.  Email Emissary was dissolved on May 17, 2007.

BigString is considered a development stage enterprise as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting for Development Stage Companies,” issued by the Financial Accounting Standards Board (the “FASB”).  BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of BigString and its subsidiaries, all of which are wholly-owned subsidiaries.  All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, BigString evaluates its estimates.  Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

Index
BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

CASH EQUIVALENTS

Cash equivalents include short-term investments in United States treasury bills and commercial paper with an original maturity of three months or less when purchased.  At September 30, 2008 and December 31, 2007, cash equivalents approximated $202,000 and $296,000, respectively.

CERTAIN RISKS AND CONCENTRATION

Financial instruments which potentially subject BigString to concentrations of credit risk consist principally of temporary cash investments.  BigString places its temporary cash investments with established financial institutions.

Accounts receivable are typically unsecured and are primarily derived from advertising revenues earned from customers in the United States, Canada, Europe and Asia.

Unearned revenue consists primarily of prepaid electronic commerce and subscription fees billed and paid in advance. Under certain agreements, BigString may be obligated to provide refunds if services are not delivered.

REVENUE RECOGNITION

BigString derives revenue from online services, electronic commerce, advertising and data network services.  BigString also derives revenue from marketing affiliations.  BigString recognizes revenue in accordance with the guidance contained in the SEC Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.”

Consistent with the provisions of the FASB’s Emerging Issues Task Force (“EITF”) Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” BigString generally recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis due primarily to the following factors:  BigString is the primary obligor; has general inventory risk; has latitude in establishing prices; has discretion in supplier selection; performs part of the service; and determines specifications.  In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

Consistent with EITF Issue No. 01-9, “Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor’s Product),” BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit or cannot reasonable estimate fair value, as a reduction of revenue rather than an expense.  Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers’ ability to pay.  Allowances at September 30, 2008 and December 31, 2007 were $80 and $90, respectively.

DEPRECIATION

Property and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization are calculated primarily using the straight-line method over their estimated useful lives of these assets.

RESEARCH AND DEVELOPMENT

BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2, “Accounting for Research and Development Costs,” and SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  BigString has determined that technological feasibility for its software products is reached shortly before the products are released.  Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

All research and development for the three and nine months ended September 30, 2008 and 2007 was performed internally for the benefit of BigString.  BigString does not perform such activities for others.

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

EVALUATION OF LONG-LIVED ASSETS

BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable.  In accordance with the guidance provided in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” if the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

INTANGIBLES

SFAS No. 142, “Goodwill and other Intangible Assets,” specifies the financial accounting and reporting for acquired goodwill and other indefinite life intangible assets.  Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually.

DEFERRED FINANCING COSTS

Debt issue costs were deferred and amortized in other income (expense) over the term of the related debt. BigString issued notes in August 2008, February 2008 and May 2007 and incurred issuance costs of $18,977, $91,706 and $248,939, respectively, which are being amortized over the term of the notes. Amortization expense related to these costs is included in other, net in the consolidated statements of operations and was $28,591 and $17,459 for the three months ended September 30, 2008 and 2007, respectively.  Amortization expense was $76,027, $26,893 and $168,866 for the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, respectively.

INCOME TAXES

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities. A valuation allowance reduces the deferred tax assets to the amount estimated more likely than not to be realized.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets and other expenditures.

EARNINGS (LOSS) PER COMMON SHARE

Basic earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding during the specified period and after preferred stock dividend requirements.  Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period and after preferred stock dividend requirements.  All potentially dilutive securities, which include convertible notes, outstanding preferred stock, warrants and options, have been excluded from the computation, as their effect is antidilutive.

STOCK-BASED COMPENSATION

Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”).  BigString adopted SFAS No. 123(R) using the modified prospective method.  Under this method, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date of SFAS No. 123(R).  Additionally, compensation costs for the portion of the awards outstanding as of the required effective date of SFAS No. 123(R), for which the requisite service has not been rendered, are being recognized as the requisite service is rendered after the required effective date of SFAS No. 123(R).  The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123, “Accounting for Stock Based Compensation.”  Changes to the grant-date fair value of equity awards granted before the required effective date of SFAS No. 123(R) are precluded.  The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued.

BigString issues shares of common stock to non-employees as stock-based compensation.  BigString accounts for the services using the fair market value of the consideration issued, generally measured at the closing price of BigString’s common stock on the date of the agreement.  For the three months ended September 30, 2008 and 2007, BigString recorded compensation expense of $85,417 and $123,999, respectively, in connection with the issuance of shares of common stock to non-employees.  For the nine months ended September 30, 2008 and 2007 and the period October 8,

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2003 (Date of Formation) through September 30, 2008, BigString recorded compensation expense of $256,251, $455,249 and $1,076,445, respectively, in connection with the issuance of shares of common stock to non-employees. For the period October 8, 2003 (Date of Formation) through September 30, 2008, BigString also recorded $250,000 other non-cash compensation expense for shares of common stock issued to non-employees.

BigString issues stock purchase warrants to non-employees as stock-based compensation.  The fair value of each stock purchase warrant is estimated on the date of grant using the Black-Scholes option-pricing model.  For the three months ended September 30, 2008 and 2007, BigString recorded compensation expenses of $11,274 and $11,274, respectively, associated with issuances of stock purchase warrants.  For the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, BigString recorded compensation expense of $33,822, $33,822 and $298,219, respectively, in connection with the issuance of stock purchase warrants for services. For the period October 8, 2003 (Date of Formation) through September 30, 2008, BigString also recorded $19,094 other non-cash compensation expense, net for the cancellation and issue of warrants.

BigString has one stock-based compensation plan under which incentive and nonqualified stock options or rights to purchase stock may be granted to employees, directors and other eligible participants. BigString has also granted nonqualified stock options to one non-employee vendor. The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model.  For the three months ended September 30, 2008 and 2007, BigString recorded compensation expense of $83,101 and $20,157, respectively.  For the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, BigString recorded compensation expense of $267,310, $60,471 and $440,547, respectively.  BigString did not grant stock options prior to 2006.

BUSINESS COMBINATIONS

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at their fair value at the date of acquisition.

ACCOUNTING FOR DERIVATIVES

BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), and related interpretations, including EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF Issue No. 00-19”).

FAIR VALUE OF FINANCIAL INSTRUMENTS

For financial instruments, including cash investments, accounts receivable, accounts payable and accrued expenses, the carry amount approximates fair value because of the short maturities of such instruments. Convertible notes are carried at estimated fair value less any unamortized discount.

BENEFICIAL CONVERSION FEATURE

When debt or equity is issued which is convertible into common stock at a discount from the common stock market price at the date the debt or equity is issued, a beneficial conversion feature for the difference between the closing price and the conversion price multiplied by the number of shares issuable upon conversion is recognized. The beneficial conversion feature is presented as a discount to the related debt or a dividend to the related equity, with an offsetting amount increasing additional paid-in capital.

NEW FINANCIAL ACCOUNTING STANDARDS

In October 2008, the FASB issued FASB Staff Position (“FSP”) SFAS 157-3, Determining the Fair Value of a Financial Asset When The Market for That Asset Is Not Active (“FSP 157-3”), to clarify how an entity would determine fair value in an inactive market. FSP 157-3 is effective immediately and applies to BigString’s September 30, 2008 financial statements. The application of the provisions of FSP 157-3 did not materially impact BigString’s consolidated financial position, cash flows and results of operations.

In June 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”), which requires entities to apply the two-class method of computing basic and diluted earnings per share for participating securities

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

that include awards that accrue cash dividends (whether paid or unpaid) any time common shareholders receive dividends and those dividends do not need to be returned to the entity if the employee forfeits the award. FSP EITF 03-6-1 will be effective for BigString on January 1, 2009 and will require retroactive disclosure. BigString is currently evaluating the impact of adopting FSP EITF 03-6-1 on its consolidated financial position, cash flows and results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  This Statement is effective sixty days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  BigString is currently evaluating the impact of adopting SFAS No. 162 on its consolidated financial position, cash flows and results of operations.

In May 2008, the FASB issued FSP Accounting Principles Board Opinion (“APB”) No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), which requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. FSP APB 14-1 will be effective for BigString on January 1, 2009 and will require retroactive disclosure. BigString is currently evaluating the impact of adopting FSP APB 14-1 on its consolidated financial position, cash flows and results of operations.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”).  In determining the useful life of acquired intangible assets, FSP FAS 142-3 removes the requirement to consider whether an intangible asset can be renewed without substantial cost of material modifications to the existing terms and conditions and, instead, requires an entity to consider its own historical experience in renewing similar arrangements. FSP FAS 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives.  FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and may impact any intangible assets BigString acquires.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an Amendment of FASB Statement 133” (“SFAS No. 161”), which provides new disclosure requirements for an entity’s derivative and hedging activities. SFAS No. 161 is effective for periods beginning after November 15, 2008. BigString is currently evaluating the impact of adopting SFAS No. 161 on its consolidated financial position, cash flows and results of operations.

NOTE 2. GOING CONCERN

For the nine months ended September 30, 2008, BigString’s consolidated financial statements reflect a net loss of $2,734,751, net cash used in operations of $1,116,751, a working capital deficit of $510,210, a stockholders’ deficit accumulated during the development stage of $13,139,850 and a cumulative net loss of $12,659,850.  These matters raise doubt about the ability of BigString to continue as a going concern.  BigString’s consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability to continue as a going concern.

The ability of BigString to continue as a going concern is dependent on BigString’s ability to further implement its business plan, raise capital and generate additional revenues.  BigString can give no assurances that it will generate sufficient cash flow from operations or obtain additional financing.

The time required for BigString to become profitable is highly uncertain, and BigString can give no assurances that it will achieve or sustain profitability or generate sufficient cash flow from operations to meet planned capital expenditures, planned marketing expenditures and working capital requirements.  If required, the ability to obtain additional financing from other sources also depends on many factors beyond BigString’s control, including the state of the capital markets and the prospects for BigString’s business.  The necessary additional financing may not be available to BigString or may be available only on terms that would result in further dilution to the current stockholders of BigString.

NOTE 3. ACQUISITIONS

On July 9, 2008, BigString completed the acquisition of the website, BuddyStumbler, pursuant to an asset purchase agreement.  BigString issued 900,000 shares to the sellers. The market value of BigString’s common stock on July 9, 2008 was $0.13 per share. The purchase price of $117,000 has been allocated to intangible assets based on estimated

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

fair value.  The acquisition includes right, title and interest in domain names, customer and member lists and source code.

A condensed balance sheet of the major assets and liabilities associated with the acquisition of BuddyStumbler as of the date of the acquisition is as follows:

Intangible assets	$117,000
Net assets acquired	$117,000

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On December 11, 2006, BigString completed the acquisition of the website, DailyLOL, pursuant to an asset purchase agreement.  The cash purchase price of $13,000 has been allocated to intangible assets based on estimated fair value.  The acquisition includes right, title and interest in domain names, customer and member lists and source code. The results of operations of the assets acquired were not material.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc.  In consideration for the assets, BigString issued 750,000 shares of BigString’s common stock.  The market value of BigString’s common stock on May 19, 2006 was $0.80 per share.  In conjunction with this acquisition, BigString acquired an intangible asset for $600,000 based on estimated fair value.  The acquisition included right, title and interest in domain names, customer and member lists and source code. The results of operations of the assets acquired were not material. Lifeline Industries, Inc. previously entered an agreement on May 2, 2006, to provide business consultant services to BigString for three years.

On July 16, 2004, BigString completed the acquisition of Email Emissary.  BigString purchased 100% of Email Emissary’s stock for 20,000,000 shares of BigString’s common stock.  BigString acquired Email Emissary to consolidate its marketing and development operations.  The purchase price of $4,800,000 was allocated to both tangible and intangible assets and liabilities based on estimated fair values.  Approximately $4,803,000 of identifiable intangible assets (patent application, trademark and websites) arose from this transaction.  Such intangible assets are being amortized on a straight-line basis over the estimated economic life of five years.

This acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of Email Emissary has been included in BigString’s consolidated financial statements from July 16, 2004, the date of closing.

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30, 2008	December 31, 2007
Computer equipment and internal software	$186,609	$255,171
Furniture and fixtures	5,849	5,969
	192,458	261,140
Less accumulated depreciation	106,382	98,984
	$86,076	$162,156

Depreciation expense for the three months ended September 30, 2008 and 2007 was $9,539 and $12,963, respectively. For the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, depreciation expense was $28,703, $38,889 and $128,422, respectively.

NOTE 5. GOODWILL AND OTHER INTANGIBLES

Other intangibles consist of a patent application and trademark, logos, source codes and websites.  Amounts assigned to these intangibles have been determined by management.  Management considered a number of factors in determining the allocations, including an independent formal appraisal.  Other intangibles are being amortized over five years.

Other intangible assets consist of the following:

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	September 30, 2008	December 31, 2007
Patent application and trademark	$4,803,067	$4,803,067
Logos, websites and source codes	311,608	197,708
	5,114,675	5,000,775
Accumulated amortization	4,244,188	3,519,829
	$870,487	$1,480,946

Amortization expense for the three months ended September 30, 2008 and 2007 was $244,053 and $270,803, respectively.  For the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, amortization expense was $724,359, $812,409 and $4,244,188, respectively.

Other intangibles are tested annually for impairment. If events indicate that impairment could exist, a recoverability test is performed comparing future net cash flows from the asset to the carrying value of the asset. If the recoverability test indicates the asset is impaired and the asset carrying amount is greater than fair market value, an impairment charge adjusts the carrying value to fair market value.

Continuing losses associated with the assets indicated that impairment may exist. The most recent recoverability test for the patent application and trademark assets indicated that the assets were not impaired. In addition, evaluations of fair market value and weighted, discounted cash flows were greater than the carrying value.

In 2007, the recoverability test for the logos, websites and source codes, which primarily include the websites FindItAll, AmericanMoBlog and DailyLOL, indicated impairment. The fair market value, based on weighted, discounted cash flows and disposition values, was not material, and an impairment loss of $415,292 for the carrying amount was recognized.

In June 2008, BigString entered into an asset purchase agreement to sell FindItAll and AmericanMoBlog for a nominal fee and 20,000,000 shares of common stock in FindItAll, Inc. The shares and fee were received in July 2008. Accordingly, BigString recorded a receivable and recorded a gain on sale of intangible assets of $3,100. Fair market value was determined using the cost method of investment because BigString has determined that this is a passive investment in a non-marketable equity and BigString does not have significant influence over the company.

Estimated remaining amortization expenses for intangible assets are shown for the remainder of 2008 and the next five years, as applicable, as follows:

Estimated
Years Ending	Amortization
December 31,	Expense
2008	$246,005
2009	543,733
2010	23,400
2011	23,400
2012	23,400
2013	13,650
$873,588

NOTE 6. OTHER INCOME (EXPENSE)

Other income (expense) consists of interest income, interest expense, and other, net.

Interest income was $647 and $3,785 for the three months ended September 30, 2008 and 2007, respectively. Interest income was $4,019, $13,255 and $72,342 for the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, respectively.

Interest expense consists of interest on convertible debt, generally payable on each anniversary date of the promissory notes, and is included in accrued interest. Interest expense was $22,792 and $12,000 for the three months ended September 30, 2008 and 2007, respectively. Interest expense was $55,665, $20,000 and $86,799 for the nine months

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, respectively.

The components of other, net consist of expenses related to the convertible debenture financing, preferred stock financing and warrant and common stock financings and are as follows:

					Period
					October 8, 2003
	For the Three Months Ended		For the Nine Months Ended		(Date of Formation)
	September 30,		September 30,		Through
	2008	2007	2008	2007	September 30, 2008
Amortization of debt issue costs	$28,591	$17,459	$76,027	$26,893	$168,866
Amortization of promissory note discount	8,388	2,610	21,555	4,350	33,219
Amortization of beneficial conversion feature	59,476	55,554	179,977	92,590	428,585
Other financing expenses	-	-	-	-	509,394
	$96,455	$75,623	$277,559	$123,833	$1,140,064

Debt issue costs for the August 2008, February 2008 and May 2007 financings were $18,977, $91,706 and $248,939, respectively, and are being amortized over the term of each note, which is 5, 36 and 36 months, respectively. Amortization is accelerated for the proportion of promissory notes which are converted in a period.

Other financing expenses include $250,000 of stock-based other non-cash compensation for the fair market value of common stock issued for a waiver and release related to the debt financing in 2007.

NOTE 7. INCOME TAXES

BigString adopted the provisions of the FASB Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007.  As a result of the implementation of FIN 48, BigString recognized no adjustment in the net liability for unrecognized income tax benefits.

BigString participated in the State of New Jersey’s Economic Development Authority Technology Business Tax Certificate Transfer Program (the “Program”), which allows certain high technology and biotechnology companies to sell unused net operating loss (“NOL”) carryforwards to other New Jersey corporation business taxpayers. The Program requires that the purchaser pay at least 75% of the amount of the surrendered tax benefit. For the period October 8, 2003 (Date of Formation) through September 30, 2008, BigString recorded a net state tax benefit of $258,854 as a result of its sale of $2,442,561 of New Jersey State NOLs and $74,359 of New Jersey state research and development credits. Gross sales proceeds were $294,189. Since New Jersey law provides that NOLs can be carried over for up to seven years, BigString may be able to transfer its unused New Jersey state NOLs in future years.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets include NOL carry forwards and research and development credits. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Valuation allowances for the three and nine months ending September 30, 2008 and 2007, and for the period October 8, 2003 (Date of Formation) through September 30, 2008, have been applied to offset the deferred tax assets in recognition of the uncertainty that such tax benefits will be realized as BigString continues to incur losses.

At September 30, 2008, BigString has available NOL carry forwards of approximately $8.9 million for federal income tax reporting purposes and $6.4 million for state income tax reporting purposes which expire in various years through 2028. The differences between book income and tax income primarily relates to amortization of intangible assets and other expenditures.  Pursuant to Section 382 of the Internal Revenue Code of 1986, as amended, the annual utilization of a company’s NOL and research credit carryforwards may be limited, and, as such, BigString’s NOL carryforwards available to offset future federal taxable income may be limited. Similarly, BigString may be restricted in using its research credit carryforwards to offset future federal income tax expense.

NOTE 8. SHORT-TERM DEBT

On August 25, 2008, BigString closed on a financing with Dwight Lane Capital, LLC, a limited liability company in which Todd M. Ross, a director of BigString, has an interest, and Marc W. Dutton, a director of BigString. In connection with such financing, BigString issued promissory notes in the aggregate principal amount of $250,000

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

and common stock purchase warrants to purchase up to an aggregate 800,000 shares of BigString's common stock. Each note has a term of five months and accrues interest at a rate of twelve percent (12%) annually. In the event of default, the conversion price and number and kind of shares to be issued upon conversion of the convertible notes are subject to adjustment. The warrants have an exercise price of $0.08 per share.

BigString incurred transaction fees of approximately $19,000. BigString accounted for the convertible feature of the notes under SFAS No. 133, and related interpretations including EITF Issue No. 00-19.  Due to the conversion rights only upon an event of default, $2,080 was included as additional paid in capital based on a weighted conversion discount. The warrants did not have a conversion discount, and accordingly, no proceeds were allocated to the warrants based on fair value, and included as additional paid in capital.

The conversion price for the outstanding convertible notes previously issued by BigString in February 2008 and May 2007 and the conversion price of the shares of outstanding Series A Preferred Stock would be adjusted under anti-dilution provisions, in certain situations, such as an event of default.

NOTE 9. LONG-TERM DEBT

On February 29, 2008, BigString entered into a financing arrangement with several accredited financing parties. Proceeds from the financing will be used to support ongoing operations and the advancement of BigString’s technology, and fund the marketing and the development of its business.

Pursuant to the Subscription Agreement entered into by BigString with Whalehaven Capital Fund Limited, Alpha Capital Anstalt and Excalibur Small Cap Opportunities LP (collectively, the “2008 Subscribers”), the 2008 Subscribers purchased convertible notes in the aggregate principal amount of $700,000, which notes are convertible into shares of BigString’s common stock, and warrants to purchase up to 2,333,333 shares of BigString's common stock, resulting in net proceeds of approximately $608,000 after transaction fees of approximately $92,000.  BigString accounted for the convertible notes under SFAS No. 133, and related interpretations including EITF Issue No. 00-19.  Approximately $76,200 of the proceeds was allocated to the warrants based on fair value, and included as additional paid in capital.  Due to the beneficial conversion feature of the convertible notes, $186,660 was included as additional paid in capital based on the conversion discount.

Each convertible note has a term of three years and accrues interest at a rate of six percent (6%) annually.  The holder of a convertible note shall have the right from and after the issuance thereof until such time as the convertible note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of common stock at a conversion price of $0.15 per share. The conversion price and number and kind of shares to be issued upon conversion of the convertible notes are subject to adjustment from time to time. The warrants have an exercise price of $0.15 per share.

In connection with the February 29, 2008 financing, BigString paid Gem Funding LLC (the “Finder”) $56,000 and issued a warrant to purchase 373,333 shares of BigString’s common stock to the Finder on February 29, 2008.  The Finder's warrant is similar to and carries the same rights as the warrants issued to the 2008 Subscribers.

As a result of this financing, the conversion price for the outstanding convertible notes previously issued by BigString in May 2007 was adjusted from $0.18 to $0.15.  In addition, the conversion price of the shares of outstanding Series A Preferred Stock was adjusted as provided for in the Certificate of Designations with respect to same.

On May 1, 2007, BigString entered into a financing arrangement with several accredited financing parties. Pursuant to the Subscription Agreement entered into by BigString with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear (collectively, the “2007 Subscribers”), the 2007 Subscribers purchased convertible notes in the aggregate principal amount of $800,000, which notes are convertible into shares of BigString’s common stock, and warrants to purchase up to 1,777,779 shares of BigString's common stock, resulting in net proceeds of approximately $551,000 after transaction fees of approximately $249,000.  BigString accounted for the convertible notes under SFAS No. 133, and related interpretations including EITF Issue No. 00-19.  Approximately $31,300 of the proceeds was allocated to the warrants based on fair value, and included as additional paid in capital.  Due to the beneficial conversion feature of the convertible notes, $666,648 was included as additional paid in capital based on the conversion discount.

Each convertible note has a term of three years and accrues interest at a rate of six percent (6%) annually.  The holder of a convertible note shall have the right from and after the issuance thereof until such time as the convertible note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of BigString’s common stock at a conversion price of $0.15 per share, as adjusted.  The conversion price and number and kind of shares to

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

be issued upon conversion of the convertible notes are subject to adjustment from time to time. The warrants have an exercise price of $0.30 per share.

In connection with the May 1, 2007 financing, BigString paid the Finder $64,000 and issued a warrant to purchase 213,333 shares of BigString’s common stock to the Finder on May 1, 2007.  The Finder's warrant is similar to and carries the same rights as the warrants issued to the 2007 Subscribers.

On November 30, 2007, BigString and the 2007 Subscribers entered into an Agreement, Waiver and Limited Release. As part of the Agreement, Waiver and Limited Release, the 2007 Subscribers released BigString from liquidated damages relating to the outstanding convertible notes. At the date of the Agreement, Waiver and Limited Release, BigString had accrued $24,267 in liquidated damages. BigString also granted the 2007 Subscribers 1,000,000 restricted shares of BigString’s common stock. BigString recorded $250,000 of stock-based other non-cash compensation expense related to the debt issue.

NOTE 10. COMMON STOCK

On July 18, 2005, BigString amended its Certificate of Incorporation to, among other things, (i) change its name from Recall Mail Corporation to BigString Corporation, and (ii) increase the number of shares BigString is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.  The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of BigString’s common stock.  Currently, there are 400,000 shares of preferred stock outstanding.

In October 2003, the month of BigString’s formation, BigString issued 21,210,000 shares of its common stock to principals of BigString at no cost to such principals.

During 2003, BigString concluded a private placement of BigString’s securities, pursuant to which it sold 40,000 shares of its common stock at a per share purchase price of $0.25.  BigString received $10,000 in gross proceeds as a result of this private placement.

During 2004, BigString concluded a private placement of BigString’s securities, pursuant to which it sold 870,000 shares of its common stock at a per share purchase price of $0.25.  BigString received $217,500 in gross proceeds as a result of this private placement.

During 2004, BigString issued 185,000 shares of its common stock valued at $0.21 per share in consideration for consulting services provided by two marketing consultants.  BigString recorded consulting expense of $39,251 in connection with the issuance of these shares. Fair market value was based on most recent private placement per share purchase price and an agreed upon per share purchase price discount.

During 2004, BigString completed the acquisition of Email Emissary for 20,000,000 shares of BigString’s common stock for a purchase price of $4,800,000. Fair market value of $0.24 per share was based on the weighted average private placement per share purchase prices in 2004 and 2003.

During 2005, BigString issued 50,000 shares of its common stock valued at $0.25 per share for business advisory services. Fair market value was based on the concurrent private placement per share purchase price.

For the year ended December 31, 2005, BigString concluded several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25 and 9,448,125 shares of its common stock at a per share purchase price of $0.16.  As a result of these private placements, BigString received $1,742,200 in gross proceeds.

On May 2, 2006, BigString issued 1,250,000 shares of its common stock in consideration for business consultant services.  The market value of BigString’s common stock at May 2, 2006 was $0.82 per share.

On May 19, 2006, BigString completed the acquisition of certain assets and issued 750,000 shares of its common stock.  The market value of BigString’s common stock at May 19, 2006 was $0.80 per share.

During 2006, BigString redeemed 2,000,000 shares of its common stock from each of two former directors of BigString, and 2,000,000 shares of its common stock from each of their spouses, at a purchase price of $0.05 per share.

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

On February 26, 2007, BigString agreed to issue 140,000 shares of its common stock to CEOcast, Inc. in consideration for investor relations services.  The market value of BigString’s common stock at February 26, 2007 was $0.50 per share.

Additionally, on February 26, 2007, BigString agreed to issue 192,000 shares of its common stock to Howard Greene in consideration for public relations services provided by Greene Inc. Communications.  The market value of BigString’s common stock at February 26, 2007 was $0.50 per share.

On May 1, 2007, BigString issued 100,000 shares of its common stock to Jonathan Bomser in consideration for online marketing services provided by CAC, Inc.  The market value of BigString’s common stock at May 1, 2007 was $0.33 per share.

On November 30, 2007, BigString agreed to issue 1,000,000 shares of its common stock to the 2007 Subscribers as part of the Agreement, Waiver and Limited Release. The market value of BigString’s common stock at November 30, 2007 was $0.25 per share.

During November and December 2007, BigString issued an aggregate 861,111 shares of common stock for the conversion of convertible promissory notes totaling $155,000. The conversion price was $0.18 per share.

On February 8, 2008, BigString issued 111,111 shares of its common stock for the conversion of convertible promissory notes totaling $20,000. The conversion price was $0.18 per share.

On May 1, 2008, BigString issued 291,713 shares of its common stock for accrued interest on convertible promissory notes totaling $43,757. The conversion price was $0.15 per share.

On July 9, 2008, BigString completed the acquisition of certain assets and issued 900,000 shares of its common stock.  The market value of BigString’s common stock at July 9, 2008 was $0.13 per share.

NOTE 11. PREFERRED STOCK

On May 19 2006, BigString issued a total of 400,000 shares of Series A Preferred Stock, par value $0.0001 per share, and warrants to purchase 1,000,000 shares of its common stock to Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., for an aggregate purchase price of $2,000,000.  The shares of Series A Preferred Stock are convertible under certain circumstances into shares of BigString’s common stock, and have certain dividend, voting, liquidation and conversion rights.   The warrants are convertible into shares of BigString’s common stock at an exercise price per share of $1.25.  BigString has registered the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock and the shares of common stock underlying the warrants.  In conjunction with this transaction, BigString incurred a fee of $140,000, which is included in additional paid in capital.

BigString accounted for the convertible preferred stock under SFAS No. 133, and related interpretations including EITF Issue No. 00-19.  BigString performed calculations allocating the proceeds of the Series A Preferred Stock with detachable warrants to each respective security at their fair values.  The value of the warrants of $400,000 was recorded as a reduction of the Series A Preferred Stock and credited to additional paid-in-capital.  The recorded discount of $480,000 resulting from allocation of proceeds to the beneficial conversion feature is analogous to a dividend and is recognized as a return to the preferred stockholders at the date of issuance of the convertible preferred stock.

NOTE 12. SHARE-BASED COMPENSATION

On January 1, 2006, BigString adopted SFAS No. 123(R) requiring the recognition of compensation expense in the consolidated statements of operations related to the fair value of its employee and non-employee share-based options and warrants.  SFAS No. 123(R) revises SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  SFAS No. 123(R) is supplemented by SAB No. 107 and SAB No. 110 which express the SEC staff’s views regarding the interaction between SFAS No. 123(R) and certain SEC positions and regulations including the valuation of share-based payment arrangements.

Warrants:

During 2004, BigString granted warrants as payment for advisory services.  The warrants provided for the purchase of 60,000 shares of BigString’s common stock at an exercise price of $0.25.  Certain of these warrants were exercised in 2005, which resulted in 45,000 shares of BigString’s common stock being issued to the holders thereof.  As a result of these exercises, BigString received $11,250 in gross proceeds.  The remainder of these warrants was exercised in 2006, which resulted in 15,000 shares of BigString’s common stock being issued to the holder thereof.  As a result of this

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

exercise, BigString recorded a subscription receivable of $3,750.  In connection with the grant of these warrants, BigString recorded an expense of $3,500 which is included in BigString’s consolidated statement of operations for the year ended December 31, 2004.  The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years.  The weighted average fair value of these warrants was $0.07 per share.

On January 1, 2005, BigString granted warrants to two consultants as payment for advisory services. Each warrant provided for the purchase of 50,000 shares of BigString’s common stock at an exercise price of $0.25 per share.  One of the warrants was exercised in 2006, which resulted in 50,000 shares of BigString’s common stock being issued to the holder thereof.  As a result of this exercise, BigString recorded a subscription receivable of $12,500.  In addition, the other warrant providing for the purchase of 50,000 shares of BigString’s common stock expired on January 1, 2007.  In connection with the grant of these warrants, BigString recorded an expense of $7,400 which is included in BigString’s consolidated statements of operations for the year ended December 31, 2005.  The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years.  The weighted average fair value of these warrants was $0.07 per share.

On September 23, 2005, BigString granted warrants to a consultant, as payment for advisory services. One warrant provides for the purchase of 1,246,707 shares of BigString’s common stock with a per share exercise price of $0.16, and the second warrant provides for the purchase of 1,196,838 shares of BigString’s common stock with a per share exercise price of $0.20.  Each of these warrants is due to expire on September 23, 2010 and each grant is non-forfeitable.  A portion of each warrant, representing 50,000 shares of common stock, was assigned to a third party.  The assigned portions of the warrants were exercised in 2006, which resulted in 100,000 shares of BigString’s common stock being issued to the holder thereof.  As a result of these exercises, BigString received $18,000 in gross proceeds.  In connection with the grant of these warrants, BigString recorded an expense of $171,800 which is included in BigString’s consolidated statements of operations for the year ended December 31, 2005.  The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used:  dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years.  The weighted average fair value of these warrants was $0.07 per share.

On May 2, 2006, BigString granted warrants to purchase shares of BigString’s common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc.  A total of $135,300 of the deferred compensation in connection with the warrants is being expensed over a period of 36 months.  For the nine months ended September 30, 2008 and 2007, BigString expensed $33,822 and $33,822, respectively, in connection with these services, and the balance of $26,311 of total unrecognized compensation cost is included within paid-in-capital on BigString’s consolidated balance sheet.  The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years.  The weighted average fair value of these warrants was $0.42 and $0.18 per share.

On December 1, 2006, BigString granted warrants to two consultants, as payment for advisory services.  Each warrant provides for the purchase of 50,000 shares of BigString’s common stock at an exercise price of $0.50 per share.  Each of these warrants is due to expire on December 1, 2011.  In connection with the grant of these warrants, BigString recorded an expense of $6,530 which is included in BigString’s consolidated statements of operations for the year ended December 31, 2006. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 4%; and expected life of 3 years.  The weighted average fair value of these warrants was $0.08 per share.

As discussed in Note 9, on May 1, 2007, BigString granted warrants to purchase up to 1,991,112 shares of BigString's common stock to the 2007 Subscribers and the Finder.  Each of the warrants has a term of five years from May 1, 2007 and was fully vested on the date of issuance. The warrants are exercisable at $0.30 per share of common stock.  A total of $31,320 of the purchase price for the convertible notes and warrants was allocated to the warrants based on fair value.

In November 2007, BigString repriced warrants to purchase 1,713,334 shares of common stock previously issued to the 2007 Subscribers, which warrants were subsequently exercised by the 2007 Subscribers at the reduced exercise price.  The exercise price of the repriced warrants was reduced from $0.30 per share to $0.10 per share.  As a result of this repricing, the warrants with an exercise price of $0.30 per share were deemed cancelled and new warrants with an exercise price of $0.10 per share were deemed issued.  In December 2007, five repriced warrants were exercised at the exercise price of $0.10 per share, which resulted in 1,500,001 shares of BigString’s common stock being issued to the holders thereof.  As a result of these exercises, BigString received $150,000 in gross proceeds. In addition, one repriced warrant was exercised in January 2008 at the exercise price of $0.10 per share, which resulted in 213,333 shares of

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

BigString’s common stock being issued to the holder thereof and $21,333 in gross proceeds to BigString. The fair value of the warrants deemed cancelled and deemed issued was estimated on the date of approval by the board of directors of BigString using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0% and 0%; expected volatility of 69% and 69%; risk free rate of return of 4% and 3%; and expected life of 4 and 0 years for the deemed cancellation and deemed issue of warrants, respectively.  The weighted average fair value of the deemed cancellation and deemed issue of warrants was $0.11 per share and $0.12 per share, respectively. BigString expensed the net fair value of $19,094 for the year ended December 31, 2007.

As discussed in Note 9, on February 29, 2008, BigString granted warrants to purchase up to 2,706,666 shares of BigString's common stock to the 2008 Subscribers and Finder.  Each of the warrants has a term of five years from February 29, 2008 and was fully vested on the date of issuance. The warrants are exercisable at $0.15 per share of common stock.  A total of $76,176 of the purchase price for the convertible notes and warrants was allocated to the warrants based on fair value.

As discussed in Note 8, on August 25, 2008, BigString granted warrants to purchase up to 800,000 shares of BigString's common stock to Dwight Lane Capital, LLC and Marc W. Dutton.  Each of the warrants has a term of ten years from August 25, 2008 and was fully vested on the date of issuance. The warrants are exercisable at $0.08 per share of common stock.  The warrants did not have a conversion discount, and accordingly, no proceeds for the convertible notes and warrants was allocated to the warrants, based on fair value, and included as additional paid in capital.

The number of warrants outstanding as of January 1, 2008 and changes to such number during the nine months ended September 30, 2008 are as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Warrants outstanding at January 1, 2008	4,384,656	$0.50	4.3	$211,916
Warrants granted	3,506,666	$0.13
Warrants exercised	(213,333)	$0.10
Warrants cancelled/forfeited/expired	-	$-
Warrants outstanding at September 30, 2008	7,677,989	$0.34	4.5	$-
Warrants exercisable at September 30, 2008	7,677,989	$0.34	4.5	$-

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the aggregate difference between the closing stock prices of BigString’s common stock at the specified dates and the exercise prices for in-the-money warrants) that would have been received by the warrant holders if all in-the-money warrants had been exercised on the specified dates.

Warrants granted during the nine months ended September 30, 2008 and 2007 were 3,506,666 and 1,991,112, respectively.  For the period October 8, 2003 (Date of Formation) through September 30, 2008, warrants to purchase a total of 11,364,657 shares of BigString’s common stock were granted. The weighted average grant date fair value of warrants granted in the nine months ended September 30, 2008 and 2007 was $0.09 and $0.13 per share, respectively.

Warrants exercised during the nine months ended September 30, 2008 and 2007 were 213,333 and 0, respectively.  Cash received during the nine months ended September 30, 2008 and 2007 from the exercise of warrants was $21,333 and $16,250, respectively.  For the period October 8, 2003 (Date of Formation) through September 30, 2008, a total of 1,923,334 shares of BigString’s common stock were purchased upon the exercise of warrants. The total intrinsic value of warrants exercised in the nine months ended September 30, 2008 was $29,867.

During the nine months ended September 30, 2008 and 2007, 0 and 50,000 warrants were cancelled, forfeited or expired. During the period October 8, 2003 (Date of Formation) through September 30, 2008, warrants to purchase a total of 50,000 shares of BigString’s common stock expired with an aggregate intrinsic value of $26,000 at the date of expiration. In addition, for the period October 8, 2003 (Date of Formation) through September 30, 2008, warrants to purchase a total of 1,713,334 shares of common stock were cancelled and repriced with an aggregate intrinsic value of $0 at the date of cancellation.

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Equity Incentive Plan and Stock Options Issued to Consultant:

At the 2006 annual meeting of stockholders of BigString, the BigString Corporation 2006 Equity Incentive Plan (the “Equity Incentive Plan”) was adopted and approved by a majority of BigString’s stockholders.  Under the Equity Incentive Plan, incentive and nonqualified stock options and rights to purchase BigString’s common stock may be granted to eligible participants.  Options are generally priced to be at least 100% of the fair market value of BigString’s common stock at the date of the grant.  Options are generally granted for a term of five or ten years.  Options granted under the Equity Incentive Plan generally vest between one and five years.

On July 11, 2006, BigString approved the grant of a non-qualified stock option to purchase 575,100 shares of BigString’s common stock to Kieran Vogel in connection with his participation in OurPrisoner, the interactive Internet television program on the entertainment portal operated by BigString’s wholly-owned subsidiary, BigString Interactive. As of December 16, 2006, Mr. Vogel completed his obligation in connection to provide his participation in the OurPrisoner program and subsequently entered into a contractual relationship with BigString.  The non-qualified stock option has a term of five years from July 11, 2006 and an exercise price of $0.32 per share.  For the year ended December 31, 2006, BigString recorded a consulting expense of $47,775 in connection with the contractual relationship between Mr. Vogel and BigString.

On July 11, 2006, BigString granted incentive stock options to purchase 2,620,000 shares of BigString’s common stock under its Equity Incentive Plan to certain of BigString’s employees.  Incentive stock options to purchase 1,450,000 shares of BigString’s common stock were granted at an exercise price of $0.32 per underlying share with 25% vesting every three months for one year, and incentive stock options to purchase 1,170,000 shares of BigString’s common stock were granted at an exercise price of $0.50 per underlying share with vesting over periods of three and four years.  In addition, non-qualified stock options to purchase 600,000 shares of BigString’s common stock were granted to two non-employee directors at an exercise price of $0.50 per underlying share with vesting over a period of three years.

On September 18, 2006, BigString granted an incentive stock option to purchase 1,800,000 shares of BigString’s common stock under its Equity Incentive Plan to a new BigString officer. When vested, 400,000 shares of BigString’s common stock will be eligible for purchase at the per share price equal to $0.24; 600,000 shares of BigString’s common stock will be eligible for purchase at $0.50 per share; 400,000 shares of BigString’s common stock will be eligible for purchase at $.90 per share; and 400,000 shares of BigString’s common stock will be eligible for purchase at $1.25 per share. The incentive stock option vests quarterly over a three year period, and the shares of BigString’s common stock subject to the incentive stock option will vest in order of exercise price, with the shares with the lower exercise price vesting first.

On November 14, 2007, BigString granted incentive stock options to purchase 1,275,000 shares of BigString’s common stock under its Equity Incentive Plan to certain of BigString’s employees.  Incentive stock options were granted at an exercise price of $0.18 per underlying share with 25% vesting every three months for one year.  In addition, non-qualified stock options to purchase 800,000 shares of BigString’s common stock were granted to three non-employee directors at an exercise price of $0.18 per underlying share with 25% vesting every three months for one year.

On January 14, 2008, BigString granted incentive stock options to purchase 800,000 shares of BigString’s common stock under its Equity Incentive Plan to a new BigString employee.  Incentive stock options were granted at an exercise price of $0.22 per underlying share with 25% vesting every three months for one year.  These options were forfeited.

On April 11, 2008, BigString granted incentive stock options to purchase 2,580,000 shares of BigString’s common stock under its Equity Incentive Plan to certain of BigString’s employees.  Incentive stock options were granted at an exercise price of $0.21 per underlying share with 25% vesting every three months for one year.  In addition, non-qualified stock options to purchase 1,000,000 shares of BigString’s common stock were granted to two non-employee directors at an exercise price of $0.21 per underlying share with 25% vesting every three months for one year.

For the three months ended September 30, 2008 and 2007, BigString recorded stock-based option compensation expense of $83,101 and $20,157, respectively.  For the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, BigString recorded stock-based option compensation expense of $267,310, $60,471 and $440,547, respectively.  SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Stock-based compensation expense was recorded net of estimated forfeitures.

The number of stock options outstanding as of January 1, 2008 and changes to such number during the nine months ended September 30, 2008 are as follows:

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Options outstanding at January 1, 2008	7,150,100	$0.41	7.7	$221,575
Options granted	4,380,000	$0.21
Options exercised	-	$-
Options cancelled/forfeited/expired	(2,165,000)	$0.27
Options outstanding at September 30, 2008	9,365,100	$0.35	5.8	$-
Options exercisable at September 30, 2008	5,871,350	$0.33	5.8	$-

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the aggregate difference between the closing stock prices of BigString’s common stock at the specified dates and the exercise prices for in-the-money options) that would have been received by the option holders if all in-the-money options had been exercised on the specified dates.

Options granted during the nine months ended September 30, 2008 and 2007 were 4,380,000 and 0, respectively.  For the period October 8, 2003 (Date of Formation) through September 30, 2008, options to purchase a total of 12,050,100 shares of BigString’s common stock were granted. The weighted average grant date fair value of options granted in the nine months ended September 30, 2008 was $0.08 per share.

No options were exercised, and no cash received from option exercises and purchases of shares for the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008. The total tax benefit attributable to options exercised in the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008 was $0.

During the nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, options to purchase a total of 2,165,000, 245,000 and 2,685,000 shares of BigString’s common stock, respectively, were cancelled, forfeited or expired with an aggregate intrinsic value of $0 at the date of expiration.

The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123(R), SAB No. 107 and SAB No. 110.  Because option-pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options.  BigString has limited relevant historical information to support the expected exercise behavior because BigString’s common stock has been publicly traded only since May 1, 2006.

The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted in the periods presented:

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Risk-free interest rate	-%	-%	2%	-%
Expected volatility	-%	-%	98%	-%
Expected life (in years)	-	-	2	-
Dividend yield	-	-	-	-

The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of the grant.

BigString estimates the volatility of its common stock at the date of the grant based on historical volatility, expected volatility and publicly traded peer companies.

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The expected life of stock options granted under the Equity Incentive Plan is based on management judgment, historical experience and publicly traded peer companies.

BigString has no history or expectations of paying cash dividends on its common stock.

NOTE 13. COMMITMENTS AND CONTINGENCIES

Consulting Agreements:

On January 27, 2004, BigString entered into an agreement with Greene Inc. Communications to provide public relations services.  In consideration for services performed, BigString agreed to issue to Howard Greene 140,000 shares of its common stock in April, 2005 and 192,000 shares of its common stock in February, 2007.  Public relation expenses involving Greene Inc. Communications were $39,809 and $30,104 for the nine months ended September 30, 2008 and 2007, respectively, and $186,257 for the period October 8, 2003 (Date of Formation) through September 30, 2008. Share-based compensation for the period October 8, 2003 (Date of Formation) through September 30, 2008 was $96,000.

On May 2, 2006, BigString signed a three-year business consultant services agreement with Lifeline Industries, Inc.  In consideration for the services to be performed under the agreement, BigString issued to Lifeline Industries, Inc. (i) 1,250,000 shares of its common stock, (ii) a fully vested, five year warrant to purchase 225,000 shares of its common stock at a per share purchase price of $0.48, and (iii) a fully vested, five year warrant to purchase 225,000 shares of its common stock at a per share purchase price of $1.00.  BigString incurred corresponding non-cash expenses of $290,073, $290,071 and $935,683 for the nine months ended September 30, 2008 and 2007, and for the period October 8, 2003 (Date of Formation) through September 30, 2008, respectively.

On February 28, 2008, BigString signed a three month, renewable, consulting agreement with OTC Financial Network, a division of National Financial Communications Corp., to provide investor relations services. Expenses for the three and nine months ended September 30, 2008 were $0 and $80,000, respectively.

On March 18, 2008, BigString signed a month-to-month consulting agreement with Jayson Marketing Group, Inc. to provide public relations and event marketing services. Expenses for the three and nine months ended September 30, 2008 were $0 and $39,587, respectively.

On April 1, 2008, BigString signed an agreement with Medialink Worldwide, Inc. to provide media services. Expenses for the three and nine months ended September 30, 2008 were $0 and $23,000, respectively.

On April 2, 2008, BigString signed a one month agreement with Coburn Communications, Inc. for Bill Stanton to provide public relations and marketing services. Expenses for the three and nine months ended September 30, 2008 were $0 and $31,000, respectively.

On July 1, 2008, BigString signed a one month agreement with Lebed Biz, LLC to provide investor relations services. Expenses for the three and nine months ended September 30, 2008 were $20,000 and $20,000, respectively.

Marketing Affiliate Commitments:

In connection with contracts to provide email and messaging services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of net advertising revenues or service fees, to its marketing affiliates.  Expenses were $1,768 for the three and nine months ended September 30, 2008, and for the period October 8, 2003 (Date of Formation) through September 30, 2008.

Other Commitments:

In the ordinary course of business, BigString may provide indemnifications to customers, vendors, lessors, marketing affiliates, directors, officers and other parties with respect to certain matters.  It is not possible to determine the aggregate maximum potential loss under these indemnification agreements due to the limited history of prior indemnification claims and unique circumstances involved in each agreement.  Historically, BigString has not incurred material costs as a result of obligation under these agreements and has not accrued any liabilities related to such agreements.

As of September 30, 2008, BigString did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other limited purposes.  BigString is not exposed to financing, liquidity, market or credit risks that could arise under such relationships.

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BIGSTRING CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14. SUBSEQUENT EVENTS

On October 20, 2008, BigString and VIPConnectz USA, Inc. entered into a non-binding letter of intent, whereby BigString and VIPConnectz would combine in a strategic business combination transaction. VIPConnectz is a marketing and technology company that provides global Voice over Internet Protocol (VoIP) phone service and Fantasy Sports Technology Platforms, and which has developed a globalized approach to social networking. Previously, in May 2008, BigString entered into an international private-label distribution agreement for its self-destructing email and instant messaging (IM) services with VIPConnectz and launched a Spanish and Portuguese email portal with VIPConnectz for the Latin American markets.

The business combination transaction contemplated in the non-binding letter of intent was subject to several conditions, including the preparation and execution of definitive transaction documents. In November 2008, BigString and VIPConnectz mutually agreed to terminate the business combination transaction. BigString and VIPConnectz plan to maintain and build on their existing strategic business relationship.

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Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Provided below is information about BigString Corporation’s (“BigString”) financial condition and results of operations for the three and nine months ended September 30, 2008 and 2007.  This information should be read in conjunction with BigString’s consolidated financial statements for the three and nine months ended September 30, 2008 and 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2008, including the related notes thereto, which are included on pages 1 through 23 of this report.

Background

BigString was incorporated in the State of Delaware on October 8, 2003 under the name “Recall Mail Corporation.”  The company’s name was formally changed to “BigString Corporation” in July 2005.  BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user.

BigString Interactive, Inc. (“BigString Interactive”), incorporated in the State of New Jersey, was formed by BigString in early 2006 to develop technology relating to interactive web portals.  BigString Interactive is currently BigString’s only operating subsidiary.

Email Emissary, Inc. (“Email Emissary”), incorporated in the State of Oklahoma, was acquired by BigString in July 2004. In September 2006, all of Email Emissary’s assets, including its pending patent application, were transferred to BigString.  Email Emissary was dissolved on May 17, 2007.

Development Stage Company

BigString is considered a development stage enterprise as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting for Development Stage Companies,” issued by the Financial Accounting Standards Board (the “FASB”).  BigString has limited revenue to date and continues to raise capital. There is no assurance that ultimately BigString will achieve a profitable level of operations.

Overview

BigString is a technology firm with a global client base, focused on providing a superior online communications experience for its users. BigString’s goal is to make Internet communication more efficient, reliable and valuable, while protecting individual privacy and proprietary information.  BigString has developed innovative messaging services that allow users to easily send, recall, erase, self-destruct and secure electronic messages.

BigString’s innovations in recallable, erasable email provide a new level of privacy and security for those who wish to protect their proprietary information and manage their digital rights.  BigString serves three main email markets: free and paid email accounts for individuals, professional business email solutions, and email marketing services. BigString 3.0 email provides, at no cost to its users, advanced spam filters, virus protection and large-storage, web-based email accounts with features similar to those offered by AOL®, Yahoo®, Hotmail®, Google®, Verizon® and Comcast®. In addition to the equivalent features provided by competitors, BigString 3.0 offers erasable, recallable and self-destructing applications, non-printable and non-forwardable emails, set time or number of views (including ‘view-once’) and masquerading to protect the sender’s privacy and security. BigString 3.0 also allows a sender to view tracking reports that indicate when emails were opened by the recipient and how many times they were viewed.  Senders can add, change and/or delete attachments before or after a recipient opens the email.  In addition, BigString 3.0 allows senders to direct emails to disintegrate in front of their recipient’s eyes and allows senders to create, save and send self-destructing video email.

Building on the popularity of the social networking sites such as Facebook®, MySpace®, Friendster® and LinkedIn®, BigString’s social networking applications allow users to easily send and receive messages, notifications, email and videos that self-destruct on command. These rapidly growing, adjacent markets offer BigString the opportunity to leverage its capabilities in messaging and streaming audio and video to create complementary messaging applications. BigString’s development efforts are focused to address security and privacy gaps in social networking messaging applications.

BigString’s self-destructing, instant messaging technology enables users to send instant messages (“IM”) that self-destruct after being sent. BigStringIM, available as a web version or a free plug-in for AOL’s AIM™, prevents logging, saving or screen printing to address security and privacy gaps in the large, growing instant messaging market. BigString also offers a multi-platform IM integration which allows users to sign into BigStringIM, AIM™, Yahoo™, MSN™ and Google Talk™ concurrently.

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BigString’s self-destructing, Short Message Service (SMS) text messaging technology enables users to send text messages and pictures that self-destruct after being sent. SMS Eraser, available for BlackBerry phones, can be downloaded for a fee at www.BigString.com or one of several third-party global BlackBerry application distributors. BigString’s entry into the mobile phone messaging market expands the availability and use of BigString’s proprietary self-destructing messaging platforms.

BigString also provide hosting, private label, and co-branded solutions. Web publishers and content sites may offer BigString’s messaging services to their existing registered member base as well as all future members that register. The web publishers and content sites are responsible for marketing. BigString receives advertising revenue associated with these marketing affiliations and may also receive premium fees when registered members upgrade service.  In conjunction with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

In order for BigString to grow its business and increase its revenue, it is critical for BigString to attract and retain new customers.  For BigString to increase its revenue, BigString needs to establish a large customer base.  A large customer base of free email and messaging services provides BigString with more opportunities to sell its premium services, which could result in increased revenue.  In addition, a large customer base may allow BigString to increase its advertising rates and attract other Internet based advertising and marketing firms to advertise and form marketing affiliations with BigString, which could result in increased advertising and product fee revenues.

BigString’s marketing efforts focus on increasing brand awareness and consumer adoption of its messaging products. Promotions included email tag lines, organic search, paid search, banners, blogs, social networks, video and other viral tactics, multimedia, print, and radio. BigString has also developed product packages which may help BigString in achieving critical mass, including hosting, private label, and co-branded solutions, email marketing services and a video alliance program.

BigString currently markets to Internet users who seek to utilize the Internet as their source for email and messaging services.  Generally, BigString products and services can be readily accessed through the Internet and thus from virtually anywhere where the Internet is accessible.  Email users can access BigString’s English language site, www.BigString.com, on a global basis, 24 hours a day.  As of September 30, 2008, BigString email visitors accessed www.BigString.com from 218 countries/territories, compared to 190 countries/territories as of December 31, 2007, and 60 countries/territories as of December 31, 2006.  The top five countries by visits to www.BigString.com are as follows: United States 61%, United Kingdom 7%, Canada 5%, India 3%, and Australia 2%, followed by Germany, Italy, Philippines, Mexico and Brazil.

Certain criteria BigString reviews to measure its performance are set forth below:

•	the number of first time and repeat users of the services;

•	the number of pages of the website viewed by a user;

•	the number of free and/or paid accounts for each service;

•	the number of users of the free services who purchase one of the premium product packages;

•	the length of time between the activation of a free account and the conversion to a paid account;

•	the retention rate of customers, including the number of account closures and the number of refund requests;

•	the acquisition cost per user for each of the services;

•	the cost and effectiveness for each of the promotional efforts;

•	the revenue and effectiveness of advertisements served; and

•	the revenue, impressions, clicks and actions per user.

On October 20, 2008, BigString and VIPConnectz USA, Inc. entered into a non-binding letter of intent, whereby BigString and VIPConnectz would combine in a strategic business combination transaction. VIPConnectz is a marketing and technology company that provides global Voice over Internet Protocol (VoIP) phone service and Fantasy Sports Technology Platforms, and which has developed a globalized approach to social networking.  Previously, in May 2008, BigString entered into an international private-label distribution agreement for its self-destructing email and instant messaging (IM) services with VIPConnectz and launched a Spanish and Portuguese email portal with VIPConnectz for the Latin American markets.  The business combination transaction contemplated in the non-binding letter of intent was subject to several conditions, including the preparation and execution of definitive transaction documents. In November 2008, BigString and VIPConnectz mutually agreed to terminate the business combination transaction. BigString and VIPConnectz plan to maintain and build on their existing strategic business relationship.

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Critical Accounting Policies

BigString’s discussion and analysis of financial condition and results of operations are based upon BigString’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these consolidated financial statements requires BigString to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, BigString evaluates its estimates, including those related to intangible assets, income taxes and contingencies and litigation.  BigString bases its estimates on historical expenses and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

BigString believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue Recognition.  BigString derives revenue from online services, electronic commerce, advertising and data network services.  BigString also derives revenue from marketing affiliations.  BigString recognizes revenue in accordance with the guidance contained in the Securities and Exchange Commission (the “SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.”

Consistent with the provisions of the FASB’s Emerging Issues Task Force (“EITF”) Issue No. 99-19, “Reporting Revenue Gross As A Principal Versus Net As An Agent,” BigString generally recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis due primarily to the following factors:  BigString is the primary obligor; has general inventory risk; has latitude in establishing prices; has discretion in supplier selection; performs part of the service; and determines specifications.  In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

Consistent with EITF Issue No. 01-9, “Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor’s Product),” BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit or cannot reasonable estimate fair value, as a reduction of revenue rather than an expense.  Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers’ ability to pay.

Stock-Based Compensation.    Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”).  BigString adopted SFAS No. 123(R) using the modified prospective method.  Under this method, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date of SFAS No. 123(R).  Additionally, compensation costs for the portion of the awards outstanding as of the required effective date of SFAS No. 123(R), for which the requisite service has not been rendered, are being recognized as the requisite service is rendered after the required effective date of SFAS No. 123(R).  The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123, “Accounting for Stock Based Compensation.”  Changes to the grant-date fair value of equity awards granted before the required effective date of SFAS No. 123(R) are precluded.  The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued.

BigString has one stock-based compensation plan under which incentive and nonqualified stock options or rights to purchase stock may be granted to employees, directors and other eligible participants. BigString issues shares of its common stock, warrants to purchase common stock and non-qualified stock options to non-employees as stock-based compensation.  BigString accounts for the services using the fair market value of the consideration issued.

Research and Development.  BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2 “Accounting for Research and Development Costs,” and SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  BigString has determined that technological feasibility for its software products is reached shortly before the products are released.

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Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

Evaluation of Long-Lived Assets.  BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable.  In accordance with the guidance provided in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” if the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified. Should the impairment loss be significant, the charge to operations could have a material adverse effect on BigString’s results of operations and financial condition.

Intangible Assets.  In June 2001, the FASB issued SFAS No. 142, “Goodwill and other Intangible Assets.”  SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other indefinite life intangible assets. Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually.  The valuation of intangible assets has been determined by management after considering a number of factors.

Accounting for Derivatives.  BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133 and related interpretations including EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”

Results of Operations

For the Three and nine months ended September 30, 2008 and 2007

Net Loss.  For the three months ended September 30, 2008, net loss was $899,358, as compared to a net loss of $902,735 for the three months ended September 30, 2007. The $3,377 decrease in net loss was primarily attributable to a $11,195 increase in revenue and $26,944 decrease in operating expenses, partially offset by other income (expenses) related to interest and amortization expenses on convertible promissory notes.

For the nine months ended September 30, 2008, net loss was $2,734,751, as compared to a net loss of $2,597,063 for the nine months ended September 30, 2007. The $137,688 increase in net loss was primarily attributable to a $198,627 increase in other income (expense) related to interest and amortization expenses on convertible promissory notes, partially offset by a revenue increase and operating expenses decreases.

Revenues.  For the three months ended September 30, 2008, revenues were $22,058, a $11,195 increase from revenues of $10,863 earned in the three months ended September 30, 2007.  Of the revenues generated for the three months ended September 30, 2008, $5,708 was generated from advertisers and $16,350 was generated from product and service fees, as compared to $3,648 from advertisers and $7,215 from product and service fees for the three months ended September 30, 2007.

•
BigString’s advertising revenues are paid based on a mix of impressions, clicks and actions.  The 56% increase in advertising revenues was primarily attributable to increased advertising opportunity monetization related to a new advertising program, partially offset by a slight decrease in rates.

•
BigString offers three products for purchase: premium upgrades for individual accounts; professional business email solutions; and email marketing services. BigString also charges development fees for its private label services and site management. Pre-paid purchases are deferred and recognized as revenues as the services are performed. The 127% increase in product and service fee revenues was primarily attributable to the private label services and site management.

For the nine months ended September 30, 2008, revenues were $44,402, a $14,352 increase from revenues of $30,050 earned in the nine months ended September 30, 2007.  Of the revenues generated for the nine months ended September 30, 2008, $13,968 was generated from advertisers and $30,434 was generated from product and service fees, as compared to $12,330 from advertisers and $17,720 from product and service fees for the nine months ended September 30, 2007.

•
The 13% increase in advertising revenues was primarily attributable to increased advertising opportunity monetization related to a new advertising program, partially offset by a slight decrease in rates.

•	The 72% increase in product and service fee revenues was primarily attributable to the private label services and site management.

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At September 30, 2008, unearned revenue from product and service fees decreased to $7,887 from $9,288 at December 31, 2007.

Operating Expenses.  For the three months ended September 30, 2008, operating expenses were $802,816, a $26,944 decrease from operating expenses of $829,760 incurred in the three months ended September 30, 2007. Operating expenses, excluding amortization, depreciation and share-based compensation expenses, for the three months ended September 30, 2008 were $369,432, a $21,132 decrease from the same prior year period.

•
Cost of revenues: Cost of revenues for the three months ended September 30, 2008 were $23,832, as compared to $21,874 for the same prior year period.  The $1,958 increase in cost was primarily attributable to an increase in marketing affiliate expenses.

•
Research and development: Research and development expenses for the three months ended September 30, 2008 were $107,333, as compared to $116,871 for the same prior year period.  The $9,538 decrease in expenses was primarily attributable to a decrease in development staffing and associated overhead costs.

•
Sales and marketing: Sales and marketing expenses for the three months ended September 30, 2008 were $19,112, as compared to $148,962 for the same prior year period.  The $129,850 decrease in expenses was primarily attributable to a reduction in advertising and online marketing expenses.

•
General and administrative: General and administrative expenses for the three months ended September 30, 2008 were $408,486, as compared to $271,250 for the same prior year period.  The $137,236 increase in expenses was primarily attributable to increased compensation expense, including stock option expense for employee retention.

•
Amortization: Amortization expenses for the three months ended September 30, 2008 were $244,053, as compared to $270,803 for the same prior year period. The $26,750 decrease in expense was primarily attributable to the 2007 impairment of intangible assets related to FindItAll, AmericanMoBlog and DailyLOL.

For the nine months ended September 30, 2008, operating expenses were $2,449,948, a $46,587 decrease from operating expenses of $2,496,535 incurred in the nine months ended September 30, 2007. Operating expenses, excluding amortization, depreciation and share-based compensation expenses, for the nine months ended September 30, 2008 were $1,139,503, a $43,808 increase from the same prior year period.

•
Cost of revenues: Cost of revenues for the nine months ended September 30, 2008 were $63,428, as compared to $90,994 for the same prior year period.  The $27,566 decrease in cost was primarily attributable to a reduction in depreciation and software licensing expenses.

•
Research and development: Research and development expenses for the nine months ended September 30, 2008 were $362,893, as compared to $374,258 for the same prior year period.  The $11,365 decrease in expenses was primarily attributable to a reduction in development staffing and associated overhead costs.

•
Sales and marketing: Sales and marketing expenses for the nine months ended September 30, 2008 were $161,330, as compared to $352,701 for the same prior year period.  The $191,371 decrease in expenses was primarily attributable to a reduction in advertising and online marketing expenses, partially offset by an increase in public relations expenses.

•
General and administrative: General and administrative expenses for the nine months ended September 30, 2008 were $1,137,938, as compared to $866,173 for the same prior year period.  The $271,765 increase in expenses was primarily attributable to increased compensation expense, primarily stock option expense for employee retention, including revisions based on actual forfeitures of option grant estimates under SFAS No. 123(R), partially offset by a reduction in legal and professional fees, staffing and associated overhead expenses.

•
Amortization: Amortization expenses for the nine months ended September 30, 2008 were $724,359, as compared to $812,409 for the same prior year period.  The $88,050 decrease in expense was primarily attributable to the 2007 impairment of intangible assets related to FindItAll, AmericanMoBlog and DailyLOL.

Other income (expense).  For the three months ended September 30, 2008, other expenses were $118,600, a $34,762 increase over other expenses of $83,838 in three months ended September 30, 2007.

•
Interest income: Interest income for the three months ended September 30, 2008 was $647, as compared to $3,785 for the same prior year period. The $3,138 decrease was attributable to both lower rates and lower cash balances.

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•
Interest expense: Interest expense for the three months ended September 30, 2008 was $22,792, as compared to $12,000 for the same prior year period. Interest expense consists of accrued interest on promissory notes.

•
Other, net: Other, net expenses for the three months ended September 30, 2008 were $96,455, as compared to $75,623 for the same prior year period. The $20,832 increase was primarily attributable to the August 25, 2008, February 29, 2008 and May 1, 2007 convertible note and warrant financings, including amortization of debt issue costs, amortization of promissory note discount and amortization of beneficial conversion features. For the three months ended September 30, 2008, debt issue costs were $18,977 and are being amortized over the term of the notes, which is five months.

For the nine months ended September 30, 2008, other expenses were $329,205, a $198,627 increase over other expenses of $130,578 in nine months ended September 30, 2007.

•
Interest income: Interest income for the nine months ended September 30, 2008 was $4,019, as compared to $13,255 for the same prior year period. The $9,236 decrease was attributable to both lower rates and lower cash balances.

•
Interest expense: Interest expense for the nine months ended September 30, 2008 was $55,665, as compared to $20,000 for the same prior year period. Interest expense consists of accrued interest on promissory notes.

•
Other, net: Other, net expenses for the nine months ended September 30, 2008 were $277,559, as compared to $123,833 for the same prior year period. The $153,726 increase was primarily attributable to the August 25, 2008, February 29, 2008 and May 1, 2007 convertible note and warrant financings, including amortization of debt issue costs, amortization of promissory note discount and amortization of beneficial conversion features. For the nine months ended September 30, 2008, debt issue costs were $110,683 and are being amortized over the term of the notes, which are 5 and 36 months. Amortization is accelerated for the proportion of promissory notes which are converted in a period.

Income Taxes.  For the three and nine months ended September 30, 2008 and 2007, BigString has applied valuation allowances to offset the deferred tax assets in recognition of the uncertainty that such tax benefits will be realized.

•
At September 30, 2008, BigString has available net operating loss carry forwards of approximately $8.9 million for federal income tax reporting purposes and $6.4 million for state income tax reporting purposes which expire in various years through 2028. The differences between book income and tax income primarily relates to amortization of intangible assets and other expenditures.  Pursuant to Section 382 of the Internal Revenue Code of 1986, as amended, the annual utilization of a company’s net operating loss and research credit carry forwards may be limited, and, as such, BigString may be restricted in using its net operating loss and research credit carry forwards to offset future federal income tax expense.

Liquidity and Capital Resources

BigString’s operating and capital requirements have exceeded its cash flow from operations as BigString has been building its business.  Since inception through September 30, 2008, BigString has expended $5,238,029 for operating and investing activities, which has been primarily funded by investments of $5,441,533 from BigString’s stockholders and note and warrant holders. For the nine months ended September 30, 2008, BigString expended $1,065,862 for operating and investing activities, a decrease of $99,638 from the amount expended during the nine months ended September 30, 2007.

BigString’s cash balance as of September 30, 2008 was $203,504, which was a decrease of $94,529 from the cash balance of $298,033 as of December 31, 2007. This decrease to the cash balance was related to operating outlays of $1,116,751 primarily associated with the development of products and services, marketing and professional fees. These cash outflows were partially offset by $1,022,222 raised through the exercise of warrants and private placement of notes, warrants and common stock, and the sale of property and equipment.

Management believes BigString’s current cash balance of $123,684 at November 12, 2008 is not sufficient to fund the minimum level of operations for the next twelve months.

BigString’s consolidated financial statements beginning on page 2 have been prepared assuming BigString will continue as a going concern.  As more fully explained in Note 2 to BigString’s consolidated financial statements, BigString has a working capital deficit and has incurred losses since operations commenced.  BigString’s continued existence is dependent upon its ability to obtain needed working capital through additional equity and/or debt financings, grants and revenue to cover expenses as BigString continues to incur losses.  These uncertainties raise substantial doubt about BigString’s ability to continue as a going concern.  BigString’s consolidated financial statements do not include

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any adjustments that might result from the outcome of these uncertainties should BigString be unable to continue as a going concern.

On February 29, 2008, BigString entered into a financing arrangement with Whalehaven Capital Fund Limited, Alpha Capital Anstalt and Excalibur Small Cap Opportunities LP (collectively, the “2008 Subscribers”), pursuant to which the 2008 Subscribers purchased convertible notes in the aggregate principal amount of $700,000, which notes are convertible into shares of BigString’s common stock, and warrants to purchase up to 2,333,333 shares of BigString's common stock. Each convertible note has a term of three years and accrues interest at a rate of six percent (6%) annually.  The holder of a convertible note shall have the right from and after the issuance thereof until such time as the convertible note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of BigString’s common stock at a conversion price of $0.15 per share.  The conversion price and number and kind of shares to be issued upon conversion of the convertible notes are subject to adjustment from time to time. The warrants have an exercise price of $0.15 per share.

On August 25, 2008, BigString closed on a financing with Dwight Lane Capital, LLC, a limited liability company in which Todd M. Ross, a director of BigString, has an interest, and Marc W. Dutton, a director of BigString. In connection with such financing, BigString issued promissory notes in the aggregate principal amount of $250,000 and common stock purchase warrants to purchase up to an aggregate 800,000 shares of BigString's common stock. Each note has a term of five months and accrues interest at a rate of twelve percent (12%) annually. In the event of default, the conversion price and number and kind of shares to be issued upon conversion of the convertible notes are subject to adjustment. The warrants have an exercise price of $0.08 per share.

If grants or the revenue from BigString’s operations are not adequate to allow BigString to pay the principal and interest on the outstanding notes, and the convertible notes are not converted into shares of common stock, BigString will seek additional equity financing and/or debt financing.  It is also possible that BigString will seek to borrow money from traditional lending institutions, such as banks.

BigString has completed significant development of its email and messaging services and has made adjustments to its cost structure, such as the elimination of expenses associated with the production of OurPrisoner and the reduction of a portion of compensation costs associated with development. BigString has also reduced general expenses such as rent and other discretionary expenses. As discussed under Management’s Discussion and Analysis of Financial Condition and Results of Operations, operating expenses, excluding amortization, depreciation, impairment and share-based compensation expenses, were $1,139,503 for the nine months ended September 30, 2008.

BigString expects to continue development of its messaging, email and related product and service offerings. BigString also expects sales, marketing and advertising expenses and cost of revenues to increase as BigString promotes and grows its product and service offerings.  However, if revenue and cash balances are insufficient to fund the continued growth of its business, BigString will seek additional funds.  There can be no assurance that such funds will be available to BigString or that adequate funds for its operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to BigString.  Failure to obtain adequate additional financing may require BigString to delay or curtail some or all of its business efforts and could cause BigString to seek bankruptcy protection. Any additional equity financing may involve substantial dilution to BigString’s then-existing stockholders.

Except with regard to the financing with Dwight Lane Capital, LLC, a limited liability company in which Todd M. Ross, a director of BigString, has an interest, and Marc W. Dutton, a director of BigString, discussed above, there are no other formal commitments or arrangements to advance or loan funds to BigString or repay any such advances or loans by BigString’s officers or directors.

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Item 3.      Quantitative and Qualitative Disclosures About Market Risk

BigString is a smaller reporting company and is therefore not required to provide this information.

Item 4T.  Controls and Procedures

As required by Rule 13a-15 under the Exchange Act, as of the end of the period covered by this Quarterly Report on Form 10-Q, BigString carried out an evaluation of the effectiveness of the design and operation of BigString’s disclosure controls and procedures.  This evaluation was carried out under the supervision and with the participation of BigString’s management, including BigString’s President and Chief Executive Officer and BigString’s Chief Financial Officer, who concluded that BigString’s disclosure controls and procedures are effective. There has been no change in BigString’s internal controls during the last fiscal quarter that has materially affected, or is reasonably likely to materially affect, BigString’s internal control over financial reporting.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in BigString’s reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in BigString’s reports filed under the Exchange Act is accumulated and communicated to management, including BigString’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

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PART II.  OTHER INFORMATION

Item 1.        Legal Proceedings

BigString is not a party to, and none of its property is the subject of, any pending legal proceedings. To BigString’s knowledge, no governmental authority is contemplating any such proceedings.

Item 1A.     Risk Factors

BigString is a smaller reporting company and is therefore not required to provide this information.

Item 2.        Unregistered Sales of Equity Securities and Use of Proceeds

The information required by this Item with respect to sales of unregistered securities has been previously disclosed by BigString in its Current Report on Form 8-K which was filed with the SEC on August 27, 2008.

Item 3.        Defaults Upon Senior Securities

None.

Item 4.        Submission of Matters to a Vote of Security Holders

None.

Item 5.        Other Information

None.

Item 6.        Exhibits

See Index of Exhibits commencing on page E-1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BigString Corporation
Registrant

Dated: November 14, 2008	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer
(Principal Executive Officer)

Dated: November 14, 2008	/s/ Robert S. DeMeulemeester
Robert S. DeMeulemeester
Chief Financial Officer
(Principal Financial and Accounting Officer)

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INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

3.1.1
Certificate of Incorporation of BigString, placed into effect on October 8, 2003, incorporated by reference to Exhibit 3.1.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

3.1.2
Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005, incorporated by reference to Exhibit 3.1.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

3.1.3
Certificate of Designations of Series A Preferred Stock, par value $0.0001 per share, of BigString, incorporated by reference to Exhibit 3.1.3 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

3.2	Amended and Restated By-laws of BigString, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

4.1
Specimen certificate representing BigString’s common stock, par value $.0001 per share, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

4.2
Form of Convertible Note, dated May 1, 2007, issued to the following persons and in the following amounts: Whalehaven Capital Fund Limited ($250,000); Alpha Capital Anstalt ($250,000); Chestnut Ridge Partners LP ($125,000); Iroquois Master Fund Ltd. ($125,000); and Penn Footwear ($50,000), incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on May 3, 2007.

4.3
Form of Convertible Note, dated February 29, 2008, issued to the following subscribers and in the following amounts: Whalehaven Capital Fund Limited ($250,000); Alpha Capital Anstalt ($250,000); and Excalibur Small Cap Opportunities LP ($200,000), incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on March 6, 2008.

4.4
Non-Negotiable Convertible Promissory Note, dated August 25, 2008, issued to Dwight Lane Capital, LLC ($175,000), incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on August 27, 2008.

4.5
Non-Negotiable Convertible Promissory Note, dated August 25, 2008, issued to Marc W. Dutton ($75,000), incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on August 27, 2008.

10.1
Registration Rights Agreement, dated August 10, 2005, between BigString and AJW New Millennium Offshore, Ltd., incorporated by reference to Exhibit 10.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.2
Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC, incorporated by reference to Exhibit 10.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.3
Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC, incorporated by reference to Exhibit 10.3 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.4
Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Arledge, incorporated by reference to Exhibit 10.4 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.5
Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge, incorporated by reference to Exhibit 10.5 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.6
Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber, incorporated by reference to Exhibit 10.6 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.7
Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, incorporated by reference to Exhibit 10.7 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

Index

10.8
Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account, incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.9
Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation, incorporated by reference to Exhibit 10.9 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.10
Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan, incorporated by reference to Exhibit 10.10 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.11
Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst, incorporated by reference to Exhibit 10.11 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.12
Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr., incorporated by reference to Exhibit 10.12 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005

10.13
Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri, incorporated by reference to Exhibit 10.13 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.14
Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman, incorporated by reference to Exhibit 10.14 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.15
Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus, incorporated by reference to Exhibit 10.15 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.16
Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC, incorporated by reference to Exhibit 10.16 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.17
Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone, incorporated by reference to Exhibit 10.17 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.18
Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado, incorporated by reference to Exhibit 10.18 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.19
Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky, incorporated by reference to Exhibit 10.19 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.20
Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP, incorporated by reference to Exhibit 10.20 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

10.21
Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields, incorporated by reference to Exhibit 10.21 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

Index

10.22
Agreement, dated December 1, 2005, by and among BigString and the following selling stockholders:  AJW New Millennium Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC, David M. Adredge, David A. Arledge, Susan Baran, Jeffrey M. Barber and JoAnn Barber, Nicholas Codispoti, Nicholas Codispoti, IRA, Codispoti Foundation, Jon M. Conahan, Dean G. Corsones, Michael Dewhurst, Marc Dutton, Theodore Fadool, Jr., Howard Greene, Harvey M. Goldfarb, Charles S. Guerrieri, Brenda L. Herd and Glenn A. Herd, Herd Family Partnership, Ronald C. Herd and Michele Herd, Steven Hoffman, James R. Kaufman and Barbara Kaufman, Jeffrey Kay and Lisa Kay, Gerald Kotkin, Paul A. Levis PSP, Joel Marcus, Barbara A. Musco and Barrie E. Bazar, Craig Myman, New Millennium Capital Partners II, LLC, Alfred Pantaleone, Sara R. Pasquarello, Richard P. Petrone and George Petrone, David Prado and Kim Prado, Lee Rosenberg, Todd M. Ross, Marc Sandusky, Adam Schaffer, H. Joseph Sgroi, Shefts Family LP, Thomas Shields, Mark Yuko, Bradley Zelenitz and Shefts Associates, Inc., incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006.

10.23
Business Consultant Services Agreement by and between BigString and Shefts Associates, Inc., incorporated by reference to Exhibit 10.30 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

10.24
Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated May 8, 2007, for the premises located at 3 Harding Road, Suite E, Red Bank, New Jersey 07701, incorporated by reference to Exhibit 10.24 to the Registration Statement on Form SB-2 (Registration No. 333-143793) filed with the SEC on June 15, 2007.

10.25
Business Consultant Services Agreement, dated May 2, 2006, by and between BigString and Lifeline Industries, Inc., incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K filed with the SEC on May 4, 2006.

10.26
Securities Purchase Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., including Schedule 1 – Schedule of Purchasers, and Exhibit C – Form of Warrant.  Upon the request of the SEC, BigString agrees to furnish copies of each of the following schedules and exhibits:  Schedule 2-3.2(d) – Warrants; Schedule 2-3.3 – Registration Rights; Schedule 2-3.7 – Financial Statements; Schedule 2-3.10 – Broker’s or Finder’s Fees; Schedule 2-3.11 – Litigation; Schedule 2-3.16 – Intellectual Property Claims Against the Company; Schedule 2-3.17 – Subsidiaries; Schedule 2-3.19(a) – Employee Benefit Plans; Schedule 2-3.22 – Material Changes; Exhibit A – Form of Certificate of Designations of the Series A Preferred Stock; Exhibit B – Form of Registration Rights Agreement; Exhibit D – Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion, incorporated by reference to Exhibit 10.33 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

10.27
Registration Rights Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

10.28
Asset Purchase Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie.  Upon the request of the SEC, BigString agrees to furnish a copy of Exhibit A – Form of Registration Rights Agreement, and Exhibit B – Investor Suitability Questionnaire, incorporated by reference to Exhibit 10.35 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

10.29
Registration Rights Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie, incorporated by reference to Exhibit 10.36 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

10.30
Stock Redemption Agreement, dated May 31, 2006, by and between BigString and David L. Daniels, incorporated by reference to Exhibit 10.37 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

10.31
Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Deborah K. Daniels, incorporated by reference to Exhibit 10.38 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

10.32
Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Charles A. Handshy, Jr., incorporated by reference to Exhibit 10.39 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

Index

10.33
Stock Redemption Agreement, dated May 31, 2006, by and between BigString and June E. Handshy, incorporated by reference to Exhibit 10.40 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

10.34
Letter Agreement, dated September 18, 2006, between BigString and Robert DeMeulemeester, incorporated by reference to Exhibit 10.41 to the Current Report on Form 8-K filed with the SEC on September 21, 2006.

10.35	BigString Corporation 2006 Equity Incentive Plan, incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

10.35.1	Form of Incentive Option Agreement (Employees), incorporated by reference to Exhibit 10.42.1 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

10.35.2	Form of Director Option Agreement (Non-employee Directors), incorporated by reference to Exhibit 10.42.2 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

10.36
Subscription Agreement, dated as of April 30, 2007, by and among BigString and Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear, including Exhibit B – Form of Common Stock Purchase Warrant.  Upon the request of the Securities and Exchange Commission, BigString agrees to furnish copies of each of the following schedules and exhibits:  Schedule 5(a) – Subsidiaries; Schedule 5(d) – Additional Issuances/Capitalization; Schedule 5(f) – Conflicts; Schedule 5(q) – Undisclosed Liabilities; Schedule 5(v) – Transfer Agent; Schedule 8 – Finder’s Fee; Schedule 9(s) – Lockup Agreement Providers; Schedule 11.1(iv) – Additional Securities to be Included in the Registration Statement; Exhibit A – Form of Convertible Note (included as Exhibit 4.2); Exhibit C – Form of Escrow Agreement; Exhibit D – Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion; Exhibit E – Proposed Public Announcement; and Exhibit F – Form of Lock-Up Agreement, incorporated by reference to Exhibit 10.43 to the Current Report on Form 8-K filed with the SEC on May 3, 2007.

10.37
Agreement, Waiver and Limited Release, dated as of November 30, 2007, by and among BigString and the Releasors, incorporated by reference to Exhibit 10.37 to the Current Report on Form 8-K filed with the SEC on December 5, 2007.

10.38
Subscription Agreement, dated as of February 29, 2008, by and among BigString and Whalehaven Capital Fund Limited, Alpha Capital Anstalt and Excalibur Small Cap Opportunities LP, including Exhibit B – Form of Common Stock Purchase Warrant.  Upon the request of the Securities and Exchange Commission, BigString agrees to furnish copies of each of the following schedules and exhibits:  Schedule 5(a) – Subsidiaries; Schedule 5(d) – Additional Issuances/Capitalization; Schedule 5(f) – Conflicts; Schedule 5(q) – Undisclosed Liabilities; Schedule 5(v) – Transfer Agent; Schedule 8 – Finder’s Fee; Schedule 9(s) – Lockup Agreement Providers; Exhibit A – Form of Convertible Note (included as Exhibit 4.2); Exhibit C – Form of Escrow Agreement; Exhibit D – Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion; Exhibit E – Proposed Public Announcement; and Exhibit F – Form of Lock-Up Agreement, incorporated by reference to Exhibit 10.43 to the Current Report on Form 8-K filed with the SEC on March 6, 2008.

31.1	Section 302 Certification of Chief Executive Officer.

31.2	Section 302 Certification of Chief Financial Officer.

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350.

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

EXHIBIT 31.1
CERTIFICATION

I, Darin M. Myman, certify that:

1.      I have reviewed this report on Form 10-Q of BigString Corporation;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.      The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)         Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)         Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)         Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)         Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.      The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)         All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: November 14, 2008	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer

EXHIBIT 31.2
CERTIFICATION

I, Robert S. DeMeulemeester, certify that:

1.      I have reviewed this report on Form 10-Q of BigString Corporation;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.      The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)         Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)         Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)         Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)         Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.      The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)         All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: November 14, 2008	/s/ Robert S. DeMeulemeester
Robert S. DeMeulemeester
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BigString Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2008 (the “Report”), I, Darin M. Myman, President and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. §78m or 78o(d), and,

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2008	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BigString Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2008 (the “Report”), I, Robert S. DeMeulemeester, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. §78m or 78o(d), and,

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2008	/s/ Robert S. DeMeulemeester
Robert S. DeMeulemeester
Chief Financial Officer